UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws of Tesoro Corporation

On January 26, 2011, the Board of  Directors of Tesoro Corporation (the “Board”) approved amendments to and a restatement of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), which were effective immediately upon the adoption of such resolutions by our Board. The amendments update the following provisions of the Bylaws:

Voting Standard for Election of Directors:  The Bylaws updated the Company’s “majority voting” policy by providing that each director is to be elected by the vote of the majority of the votes cast, provided, however, that the directors will be elected by a plurality of votes cast at any meeting of stockholders for which (i) a stockholder has nominated a person in compliance with the advance notice requirements set forth, and (ii) such nomination was not withdrawn on or prior to the tenth day before the Company mails its notice of meeting to the stockholders.

Advance Notice of Stockholder Business and Nominations:  The Bylaws were updated with respect to stockholder nominations for the election of directors.  As updated, in order for a stockholder to nominate a director or submit other certain business at a stockholder meeting, a stockholder must comply with the advance notice provisions, including, providing written notice of such nomination and other business in a timely manner. To be considered timely, the amendments generally provide that a stockholder’s notice must be delivered to the Company’s Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.  The revised advance notice provisions of the Bylaws also require updates as to the specific requirements of the stockholder’s notice to the Company’s Secretary and to the stockholder’s disclosures regarding the stockholder’s ownership and voting interests in the Company’s securities.

Conduct of Stockholder Meetings:  The Bylaws were amended to clarify procedures related to the conduct of stockholder meetings.  The revised Bylaws now explicitly provide that the Board may adopt rules and regulations for the conduct of stockholder meetings as it deems appropriate.

Stockholder Action by Written Consent:  The Bylaws were updated to set forth the procedures to be followed with respect to stockholder action by written consent, including the procedures for fixing a record date in order to determine the stockholders’ entitled to take such action.

Chairman of the Board:  The Bylaws were updated to clarify that the Chairman of the Board shall not be deemed to be an officer of the Company and set forth the duties of the Chairman of the Board and the procedures by which the Chairman of the Board may preside at all stockholder meetings.

The foregoing summary is qualified in its entirety by reference to the full amended and restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

3.1	Amended and Restated Bylaws of Tesoro Corporation effective January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2011

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Tesoro Corporation effective January 26, 2011.